EXHIBIT 4.25

                                    AGREEMENT


         This Agreement (the "Agreement"), dated as of October 2, 2003, is entered into by and between Amnis Systems Inc., a Delaware corporation with headquarters located at 3450 Hillview Avenue, Palo Alto, California 94304 (the "Company"), Bristol Investment Fund, Ltd. ("Bristol") and Alpha Capital Aktiengesellschaft ("Alpha"). Bristol and Alpha are collectively referred to as the "Investors".

         WHEREAS, Bristol acquired the right to collect $531,397.29 (the "Obligation") from Optivision, Inc., a California corporation ("Optivision") and wholly-owned subsidiary of the Company, as well as a senior security interest in the assets of Optivision and the Company to secure payment of the Obligation (the "Senior Security Interest"), pursuant to the Assignment Agreement dated as of May 2, 2003 by and between Bristol and Pacific Business Funding, a division of Cupertino National Bank, a California Banking Corporation and successor in interest to Pacific Business Funding Corporation ("PBF");

         WHEREAS, Alpha acquired from Bristol the right to collect 71.43% of the Obligation (equal to $379,577.08) and related Senior Security Interest pursuant to the Purchase Agreement dated May 8, 2003 by and between Alpha and Bristol, resulting in Bristol retaining the right to collect 28.57%, or $151,820.21 of the Obligation and related Senior Security Interest;

         WHEREAS, the Company wishes to pay the Investors, and the Investors wish to be paid, the amount of the Obligation due to the Investors in shares of common stock of the Company at a price per share equal to the lesser of $0.05 and sixty-five percent (65%) of the average of the lowest three intraday trading prices during the thirty trading day preceding payment (the "Conversion Price");

         NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. PAYMENT OF OBLIGATION IN SHARES OF COMMON STOCK OF COMPANY AT CONVERSION PRICE. As payment of the amount of the Obligation to the Investors, the Company shall issue to the Investors shares of its common stock (the "Payment Shares") at a price per share equal to the Conversion Price. At any time following the date of this Agreement, each Investor may submit a notice of conversion, the form of which is attached hereto (the "Notice of Conversion"), to the Company via facsimile transmission indicating the amount of the Obligation that the Investor wishes to convert into shares of common stock of the Company. Each Investor may elect to convert any portion of the total amount of the Obligation owed to the Investor (i.e., the total amount owed to Bristol is $151,820.21 and the total amount owed to Alpha is $379,577.08); provided, however, that each Investor may not convert into such number of shares which would result in beneficial ownership by the Investor of more than 9.99% of the outstanding shares of common stock of the Company on the date of conversion (the "Conversion Limitation"). For the purposes of the Conversion Limitation, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. The Investor may waive the Conversion Limitation with 61 days prior notice to the Company. The Investor shall have the right to determine which of the equity of the Company deemed beneficially owned by the Investor shall be included in the calculation of 9.99% limitation described above and which shall be allocated to the excess above 9.99%.

         2. TIMELY ISSUANCE OF SHARES OF COMMON STOCK TO INVESTORS. Within three business days following receipt of the Notice of Conversion (such third business day referred to herein as the "Delivery Deadline"), the Company shall deliver to

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the Investor such number of Payment Shares equal to the amount requested to be converted by the Investor divided by the Conversion Price then in effect. If the Company's transfer agent is able to deliver the Payment Shares in electronic format via DWAC transfer, the Payment Shares must arrive in the Investor's account by the Delivery Deadline. If the Company fails to deliver Payment Shares on or before the Delivery Deadline, the Company shall pay the Investor in cash, for each day beyond the Delivery Date that the Payment Shares are not delivered, an amount equal to five percent (5%) of the amount of the Obligation that the Investor has requested to convert.

         3. REGISTRATION OF PAYMENT SHARES. The Company shall include no less than two hundred percent (200%) of the number of Payment Shares issuable to the Investors upon payment of the Obligation in full at the Conversion Price in effect as of the date of this Agreement in the Form SB-2 registration statement that the Company plans to file on October __, 2003 (the "Registration Statement").

         4. FURTHER ASSURANCES. The Company and Investors agree to execute, acknowledge and deliver all such further certificates, instruments and other documents, and to take all such further action as may be necessary or appropriate to effectuate the terms of this Agreement.

         5. NOTICE. Any notice or other communication under this Agreement shall be in writing and shall be considered given when received and shall be delivered by fax to the parties at:

         To the Company:

         Amnis Systems Inc.
         3450 Hillview Avenue
         Palo Alto, CA 93404
         Attention:  Lawrence Bartlett
         Fax: (650) 855-0222

         To Bristol:

         Bristol Investment Fund, Ltd.
         c/o Bristol Capital Advisors, LLC
         6363 Sunset Boulevard, Fifth Floor
         Attention:  Amy Wang, Esq.
         Fax: (323) 468-8307

         To Alpha:

         Alpha Capital Aktiengesellschaft
         c/o LH Financial
         160 Central Park South, Suite 2701
         New York, NY 10021
         Attention:  Arie Rabinowitz
         Fax: (212) 586-8244

         6. AMENDMENTS IN WRITING. This Agreement cannot be changed, modified, amended or terminated orally and any such change, modification, amendment or termination shall be in writing and signed by the parties hereto. All prior agreements, understandings, representations, warranties, and negotiations, if any, are merged into this Agreement, and incorporated herein by reference.

         7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law provisions thereof.



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         8. JURISDICTION; ATTORNEYS' FEES; WAIVER OF JURY TRIAL. Each party hereby irrevocably and unconditionally consents to the jurisdiction of the courts located in the State of New York in any action to enforce, interpret or construe any provision of this Agreement, and also hereby irrevocably waives any defense or improper venue or forum non conveniens to any such action brought in those courts. Each party hereto consents to service of process by certified mail at its address listed above. The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys' fees, incurred by the prevailing party in connection with such dispute. Both parties agree that they knowingly relinquish and waive any right to a trial by jury in any such action.

         9. COUNTERPARTS. Each party may sign identical counterparts of this Agreement with the same effect as if the parties signed the same document. A copy of this Agreement signed by a party and delivered by facsimile transmission to the other party shall have the same effect as the delivery of an original of this Agreement containing the original signature of such party.

         10. COUNSEL. Each party to this Agreement represents and warrants that it has received the advice and counsel of an attorney in connection with the negotiation, preparation and execution of this Agreement.

         11. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements, representations, and understandings between the parties (including without limitation the April 2003 letter of intent executed by the parties). The parties understand that this Agreement is made without reliance upon any inducement, statement, promise or representation other than those contained specifically within this Agreement.

         12. AUTHORIZATION; ENFORCEMENT. Each party represents that it has the requisite corporate power and authority to enter into and perform this Agreement. This Agreement has been duly executed and delivered by the authorized representative of each party.





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         IN WITNESS WHEREOF, the Company and the Investors have each caused this
Agreement to be executed on its behalf as of the date set forth above.


THE COMPANY:                           THE INVESTORS:

AMNIS SYSTEMS INC.                     BRISTOL INVESTMENT FUND, LTD.



----------------------------------     -----------------------------------
Name:                                  Name:    Paul Kessler
Title:                                 Title:   Director



                                       ALPHA CAPITAL Aktiengesellschaft




                                       ------------------------------------
                                       Name:
                                       Title:





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                              NOTICE OF CONVERSION


                  The undersigned hereby irrevocably elects to convert $________principal amount of the Obligation (defined in the Agreement dated October 1, 2003 between Amnis Systems Inc. and the undersigned) into shares of common stock, par value $.0001 per share ("COMMON STOCK"), of Amnis Systems Inc., a Delaware corporation (the "BORROWER") according to the conditions of the Agreement, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates.

                  The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC TRANSFER").

              Name of DTC Prime Broker:
              Account Number:

                  In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the calculation by the undersigned) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

              Name:
              Address:

                  The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Obligation shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.

                  Date of Conversion:___________________________
                  Applicable Conversion Price:____________________
                  Number of Shares of Common Stock to be Issued Pursuant to Conversion of the Obligation:______________
                  Signature:___________________________________
                  Name:______________________________________
                  Address:____________________________________

                  The Borrower shall issue and deliver shares of Common Stock to the undersigned not later than three business days following receipt of this Notice of Conversion, and shall make payments pursuant to the

                                            [NAME OF INVESTOR]


                                            -------------------------------
                                            Name:
                                            Title: